Exhibit 99.1

FOR IMMEDIATE RELEASE

Global Net Lease Added to the MSCI US REIT Index (RMZ)

New York, November 13, 2015 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”), announced today that it will be added as a constituent to the MSCI US REIT Index (RMZ), effective at the close of the market on November 30, 2015.

“We are pleased to be added to the MSCI US REIT Index which represents a very important milestone for GNL since we began trading on the New York Stock Exchange on June 2, 2015,” said Scott Bowman, Chief Executive Officer of Global Net Lease. “We expect our inclusion in this important REIT industry index will increase our visibility to a broader pool of potential investors.”

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a publicly traded real estate investment trust listed on the NYSE focused on acquiring and managing a diversified global portfolio of single tenant net lease commercial properties across the United States, Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words "anticipates," "believes," "expects," "estimates," "projects," "plans," "intends," "may," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of GNL’s Annual Report on Form 10-K filed on April 3, 2015. Further, forward-looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or reverse any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events on changes to future operating results, unless required to do so by law.

Contacts

Media Inquiries:	Investor Inquiries:
Tim Cifelli President DDCworks tcifelli@ddcworks.com Ph: (484-342-3600)	Andrew G. Backman Managing Director Investor & Public Relations abackman@globalnetlease.com Ph: (212-415-6500)	Scott J. Bowman Chief Executive Officer Global Net Lease, Inc. sbowman@globalnetlease.com Ph: (212-415-6500)